As filed with the Securities and Exchange Commission on June 11, 2024

Registration No. 333-253056

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	7374	98-0530147
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Data Storage Corporation

225 Broadhollow Road, Suite 307

Melville, New York 11747

(212) 564-4922

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles M. Piluso

Chief Executive Officer

Data Storage Corporation

225 Broadhollow Road, Suite 307

Melville, New York 11747

(212) 564-4922

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Leslie Marlow, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-8534

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained in this Post-Effective Amendment No. 1 to Form S-1 (File No. 333-253056), initially filed by Data Storage Corporation, a Nevada corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”) on February 12, 2021 and declared effective by the SEC on May 13, 2021 (the “253056 Registration Statement”) will be used as a combined prospectus in connection with this Registration Statement and Registration Statement No. 333-256111 filed by the Registrant with the SEC on May 13, 2021 and became automatically effective pursuant to Rule 462(b) promulgated by the SEC under the Securities Act (the “256111 Registration Statement”).

Post-Effective Amendment No. 1 to Form S-1 to the 256111 Registration Statement will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the registration statement on Form S-1
(File No. 333-253056), initially filed by the Registrant, with the SEC on February 12, 2021 and declared effective by the SEC on May 13, 2021 and the Registration Statement on Form S-1 (File No. 333-256111) filed with the SEC on May 13, 2021 and became automatically effective pursuant to Rule 462(b) promulgated by the SEC under the Securities Act (the “Registration Statements”).

This Post-Effective Amendment is being filed pursuant to Section 10(a)(3) of the Securities Act to update the Registration Statements to include, among other things, the audited financial statements of the Registrant as at and for the year ended December 31, 2023, which was filed with the SEC on March 28, 2024 as part of the Registrant’s Annual Report on Form 10-K and the unaudited financial statements as at and for the quarter ended March 31, 2024, which was filed with the SEC on May 15, 2024 as part of the Registrant’s Quarterly Report. This Registration Statement, which is Post-Effective Amendment No. 1 to Form S-1 to the 253056 Registration Statement, also constitutes Post-Effective Amendment No. 1 to Form S-1 to the 256111 Registration Statement (collectively, the “Post-Effective Amendments”), and such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 11, 2024

1,464,610 Shares of Common Stock

This prospectus relates to the issuance by Data Storage Corporation (the “Company”) of up to 1,464,610 shares (the “Shares”) of common stock par value $0.001 per share (the “Common Stock”) as follows: (i) the issuance by us of up to 1,384,610 shares of Common Stock issuable upon exercise of outstanding warrants (the “Warrants”) issued to investors in our public offering that was completed in May 2021; (ii) the issuance by us of up to 80,000 shares of Common Stock issuable upon exercise of outstanding warrants issued to the representative of the underwriters (the “Representative”) in connection with such public offering (the “Representative’s Warrants”).

We will not receive any proceeds from the resale of any of the Shares of Common Stock being registered hereby. We will receive the proceeds from any exercise of the Warrants and Representative’s Warrants for cash. See “Use of Proceeds” on page 6 of this prospectus.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “DTST.” On June 10, 2024, the last reported sale price of our Common Stock on Nasdaq was $6.60 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June , 2024.

i

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

The post effective amendment to this registration statement on Form S-1 of which this prospectus forms a part and that we have filed with the Securities and Exchange Commission (“SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

References to “Data Storage”, ”DSC,” the “Company”, “we”, “us” and “our” mean Data Storage Corporation and its consolidated subsidiaries, unless the context otherwise requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, the uncertainties associated with the ongoing COVID-19 pandemic, including, but not limited to uncertainties surrounding the duration of the pandemic, government orders and travel restrictions, and the effect on the global economy and consumer spending, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, opportunities, plans, objectives of management , competitive advantages, and expected market growth are forward-looking statements.

ii

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC.

Although the forward-looking statements contained in this registration statement and the prospectus forming a part thereof are based upon what management believes to be reasonable assumptions and there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of the registration statement, this prospectus or as of the date specified in the documents incorporated by reference therein or herein, as the case may be. The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

Industry and Market Data

The registration statement and this prospectus forming a part thereof, and the documents incorporated by reference herein or therein, as the case may be, contain estimates made, and other statistical data published, by independent parties and by us relating to market size and growth and other data about our industry.

This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are inherently subject to a high degree of uncertainty and actual events or circumstances may differ materially from events and circumstances reflected in this information. We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

iii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, and the section titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, and our audited financial statements and the related notes incorporated by reference from our most recent Annual Report on Form 10-K, filed with the SEC. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus forms a part, our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Business Overview

Data Storage Corporation is headquartered in Melville, New York. The Nasdaq ticker symbol is DTST. We operate through two subsidiaries; CloudFirst Technologies Corporation, a Delaware corporation formally referred to as DSC; and Nexxis Inc. These subsidiaries provide solutions and services to a broad range of clients in several industries including healthcare, banking and finance, distribution services, manufacturing, construction, education, and government. The subsidiaries maintain business development teams, as well as independent distribution channels.

Strategic Growth and Infrastructure: In response to a capital raise and Nasdaq uplisting in 2021, we expanded our distribution networks and bolstered our team, focusing on enhancing our sales, marketing, and technological capabilities. Data Storage Corporation operates six geographically diverse data centers across the U.S. and Canada, supporting its commitment to providing secure and reliable subscription-based services.

Core Services:

●	Business Continuity Solutions: Offers rapid recovery from system outages and disasters, ensuring minimal operational disruption.

●	Managed Cloud Infrastructure Services: Facilitates cloud migration and provides ongoing support for software applications and technical workloads in a multi-cloud environment.

●	Cyber Security: Delivers comprehensive security consultation, data protection, disaster recovery, and remote monitoring services, either integrated into cloud solutions or as standalone offerings.

Client Engagement and Revenue Generation: The Company engages with clients through direct business development efforts and a broad distribution network, offering solutions that lower barriers to entry for disaster recovery and cloud infrastructure services. While subscription-based services constitute a significant portion of its revenue, Data Storage Corporation also generates income from the sale of equipment and software, emphasizing cybersecurity, data storage, and IBM Power systems solutions.

This overview highlights Data Storage Corporation’s strategic approach to leveraging technology and expertise to meet the complex needs of its diverse client base, ensuring business continuity and security in an increasingly digital world.

2024 Business Update Summary

In a strategic move to bolster its offerings and market presence, Data Storage Corporation successfully completed a merger with Flagship Solutions, LLC, a Florida-based provider of IBM solutions, managed services, cyber security, and cloud solutions, on May 31, 2021. This merger, formalized through an Agreement and Plan of Merger with Data Storage FL, LLC, a wholly-owned subsidiary, enhanced operational efficiencies and synergize with Data Storage Corporation’s existing IBM business segment.

Key Merger Highlights:

●	Synergistic Integration: The merger with Flagship created a unified platform that leverages both entities’ strengths in IBM solutions, managed services, and cloud-based security, promising enhanced operational efficiency.

●	Expanded Offerings: The combined expertise of Data Storage Corporation and Flagship Solutions offers a comprehensive range of multi-cloud IT solutions, including Infrastructure as a Service (IaaS), Disaster Recovery as a Service (DRaaS), and Cyber Security as a Service (CSaaS), targeting both enterprise and mid-market customers.

●	Strategic Growth: Post-merger, the focus remains on harnessing this strategic integration to extend the range of high-security, reliable cloud services for IBM Power systems, Microsoft Windows, and Linux platforms. The Company is committed to continuing its growth through further synergistic acquisitions. As of January 1, 2024, CloudFirst Technologies and Flagship Solutions LLC have merged.

Operational Footprint:

Data Storage Corporation operates from offices in New York, Florida, and Texas, equipped with technology centers designed to meet client requirements effectively. The Company also employs remote staff to complement its office teams and manages a robust infrastructure across seven geographically diverse data centers in the United States and Canada, supporting its comprehensive subscription-based solutions.

This merger represents a pivotal step in Data Storage Corporation’s strategy to expand its service offerings and enhance its competitive edge in the rapidly evolving cloud services and IT solutions market.

Recent Developments

On January 12, 2024, the Board appointed Clifford Stein to serve as a director of the Company.

On January 16, 2024, we issued a press release regarding the merger of our subsidiaries, Flagship Solutions Group and CloudFirst. We expect that the merger of Flagship Solutions Group and CloudFirst will enable us to continue to streamline operations, grow our technical teams, achieve further economies of scale, enhance resource allocation internally and provide a unified platform to capitalize on the opportunities within the market and increase customer penetration.

On March 5, 2024, the Board appointed Nancy M. Stallone, CPA and Uwayne A. Mitchell, Esq. to serve as directors of the Company. Ms. Stallone was appointed to serve as a member of the Audit Committee of the Board and serves as the financial expert.

On May 3, 2024, the Board amended our Bylaws to provide that at each meeting of stockholders, except where otherwise provided by law, the presence in person or by proxy of the holders of thirty-three and one-third percent of the outstanding shares of the Company’s voting stock shall constitute a quorum.

Transactions with Holders of Warrants

May 2021 Public Offering

On May 15, 2021, we consummated a public offering of an aggregate of 1,600,000 Units, with each Unit comprised of one share of Common Stock and a warrant to purchase one share of Common Stock. In connection with the public offering, we also issued to the Representative the Representative’s Warrants to purchase up to 80,000 shares of Common Stock.

As of the date of this prospectus, 1,384,610 shares of Common Stock remain issuable upon the exercise of the Warrants and 80,000 shares of Common Stock remain issuable upon exercise of the Representative’s Warrants. The Warrants and the Representative’s Warrants expire in May 2026.

As of the date of this prospectus, the Warrants and the Representative’s Warrants are exercisable to purchase shares of Common Stock at $7.425 per share. The exercise price and the number of shares of Common Stock purchasable upon the exercise of each Warrant and Representative’s Warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions, and splits.

SUMMARY OF THE OFFERING

This offering involves a total of 1,464,610 shares of Common Stock underlying warrants.

Common Stock offered by us	Up 1,384,610 shares of Common Stock issuable upon exercise of Warrants and 80,000 issuable upon exercise of the Representative’s Warrants

Use of proceeds	We will receive proceeds from the cash exercise of the Warrants and Representative’s Warrants for cash. We intend to use any net proceeds from the exercise of Warrants and Representative’s Warrants for general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Market and Trading Symbol	Our shares of Common Stock are traded on The Nasdaq Capital Market under the symbol “DTST.” The Warrants are listed on The Nasdaq Capital Market under the symbol “DTSTW”.

Transfer agent and registrar	VStock Transfer LLC

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents we incorporate by reference into this prospectus before you decide to purchase our shares of Common Stock. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, or any prospectus, which risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of the shares of our Common Stock offered by this prospectus. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks. As a result, you could lose all or part of your investment.

USE OF PROCEEDS

We estimate that our gross proceeds from this offering from the issuance of shares by us pursuant to the exercise of Warrants and Representative’s Warrants will be approximately $9.1 million, assuming all of the Warrants and Representative’s Warrants are exercised for cash on a one-for-one basis. We cannot predict when or how many of these Warrants and Representative’s Warrants will be exercised. It is possible that a significant number of these Warrants and Representative’s Warrants may expire and may never be exercised. We intend to use the proceeds of this offering for working capital and for general corporate purposes. We may temporarily invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our Board and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

MARKET FOR OUR COMMON STOCK

Market Information

On May 14, 2021, our Common Stock began trading on The Nasdaq Capital Market under the symbol of “DTST” and our Warrants began trading under the symbol “DTSTW.”

Holders

As of June 11, 2024, we had approximately 39 shareholders of record of our Common Stock.

Dividend Policy

We have never paid or declared any cash dividends on our Common Stock, and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

Issuer Purchases of Equity Securities

None.

DILUTION

If you invest in our shares of Common Stock pursuant to the exercise of the Warrants or the Representative’s Warrants, your interest may be immediately and substantially diluted to the extent of the difference between the exercise price you pay per share and the pro forma net tangible book value per share of our Common Stock. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our Common Stock. As of March 31, 2024, our historical net tangible book value was approximately $14.4 million, or approximately $2.08 per share.

Assuming the cash exercise of all of the remaining Warrants and Representative’s Warrants, resulting in the issuance of 1,464,610 shares of Common Stock upon the exercise of such warrants and our receipt of aggregate gross proceeds of $9,092,729.25, our as adjusted net tangible book value would have been approximately $23.5 million, or $2.88 per share at March 31, 2024. This represents an immediate increase in net tangible book value of approximately $0.80 per share to our existing stockholders, and an immediate dilution of $4.55 per share to investors purchasing Warrants and Representative’s Warrants.

The following table illustrates the per share dilution to investors purchasing shares in an offering using this prospectus:

Exercise price of Warrant and Representative’s Warrant		$7.425
Net tangible book value per share as of March 31, 2024	$2.08
Increase in net tangible book value per share	$0.80
As adjusted net tangible book value per share after this offering		$2.88
Dilution per share to investors exercising Warrants and Representative’s Warrants		$4.55

The number of shares of Common Stock that will be outstanding immediately after this offering as shown above is based on 6,929,950 shares of Common Stock outstanding as of March 31, 2024. This amount excludes, as of March 31, 2024:

●	729,154 shares of Common Stock issuable upon the exercise of stock options, with a weighted-average exercise price $2.66 per share;

●	242,541 shares of Common Stock issuable upon the settlement of outstanding restricted stock units; and

●	1,031,250 shares of Common Stock issuable upon the exercise of outstanding warrants (other than the Warrants and Representative’s Warrants that are being offered pursuant to this prospectus), with a weighted-average exercise price of $6.15 per share.

PLAN OF DISTRIBUTION

The prices at which the shares of Common Stock covered by this prospectus may actually be disposed of may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

Pursuant to the terms of the Warrants and the Representative’s Warrants, shares of Common Stock will be distributed to those holders who surrender the Warrants and/or the Representative’s Warrants, as applicable, and provide payment of the exercise price to us.

Upon receipt of proper notice by any holder of Warrants and/or Representative’s Warrants issued that such holder desires to exercise a warrant, we will, within the time allotted by the agreement governing the applicable warrant, issue instructions to our transfer agent to issue to the holder shares of Common Stock, free of a restrictive legend.

DESCRIPTION OF SECURITIES BEING REGISTERED

This prospectus relates to the issuance by the Company of up to 1,464,610 Shares of Common Stock as follows: (i) the issuance by us of up to 1,384,610 shares of Common Stock issuable upon exercise of outstanding Warrants; (ii) the issuance by us of up to 80,000 shares of Common Stock issuable upon exercise of outstanding Representative’s Warrants.

Common Stock

The material terms of our Common Stock are described under the caption “Description of Our Capital Stock” in this prospectus.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

The Company has 260,000,000 authorized shares of capital stock, consisting of 250,000,000 shares of Common Stock, par value $0.001, and 10,000,000 shares of Preferred Stock, par value $0.001 per share. As of June 11, 2024, we had 6,984,726 shares of Common Stock outstanding and 0 shares of Preferred Stock outstanding.

The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Description of Common Stock

Authorized Shares of Common Stock

The authorized number of shares of Common Stock is 250,000,000 shares of Common Stock.

Voting Rights

The holders of Common Stock have the unlimited right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Company legally available for the payment of dividends.

Liquidation Rights

Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company the net assets of the Company available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

Other Rights and Preferences

The holders of the Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that is currently outstanding and that we may designate and issue in the future.

Fully Paid and Nonassessable

All of the outstanding shares of Common Stock are fully paid and non-assessable.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our board of directors and management. According to the Articles of Incorporation and Bylaws, the holders of the Common Stock do not have cumulative voting rights in the election of our directors. The lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our Company by replacing its board of directors.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of Common Stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “DTST”. Our warrants are listed on NASDAQ Capital Market under the symbol “DTSTW”.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our common stock and Warrant Agent is VStock Transfer LLC with an address 18 Lafayette Place, Woodmere, New York 11598, (212) 828-843.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) with respect to their acquisition, ownership and disposition of shares of our Common Stock underlying the Units issued pursuant to this Offering. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. The information provided below is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions currently in effect. These authorities may change at any time, possibly retroactively, or the Internal Revenue Service (the “IRS”) might interpret the existing authorities differently. In either case, the tax considerations of owning or disposing of our Common Stock could differ from those described below. As a result, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent provided below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal tax purposes (or investors in such entities);

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

●	tax-exempt organizations or tax-qualified retirement plans;

●	controlled foreign corporations or passive foreign investment companies;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

●	certain former citizens or former long-term residents of the United States;

●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or other owner and the activities of the partnership or other entity. Accordingly, this summary does not address tax considerations applicable to partnerships that hold our Common Stock, and partners in such partnerships should consult their tax advisors.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FOREIGN, STATE OR LOCAL LAWS, AND TAX TREATIES.

Non-U.S. Holder Defined

For purposes of this summary, a Non-U.S. Holder is any beneficial owner of our Common Stock, other than a partnership, that is not:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state therein or the District of Columbia;

●	a trust if it (i) is subject to the primary supervision of a U.S. court and one of more U.S. persons have authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

●	an estate whose income is subject to U.S. income tax regardless of source.

If you are a non-U.S. citizen that is an individual, you may, in many cases, be treated as a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership or disposition of our Common Stock.

Dividends

As discussed under “Dividend Policy” above, we do not currently expect to declare or pay dividends to our Common Stockholders in the foreseeable future. In the event that we do make distributions of cash or other property on our Common Stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital, which will first reduce a Non-U.S. Holder’s adjusted tax basis in shares of our Common Stock, but not below zero. Any remaining excess will be treated as gain realized on the sale or other disposition of our Common Stock and will be treated as described below under “Gain on Sale or Other Taxable Disposition of Our Common Stock.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Common Stock that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying the Non-U.S. Holder’s qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty. If the Non-U.S. Holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussion below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, or other taxable disposition of our Common Stock unless:

●	the gain (i) is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business, and (ii) if required by an applicable income tax treaty between the United States and the Non-U.S. holder’s country of residence, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States (in which the special rules described below apply);

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our Common Stock, and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses, even though the individual is not considered a resident of the United States); or

●	the rules of the Foreign Investment in Real Property Tax Act (“FIRPTA”) treat the stock as a “U.S. real property interest” as defined in Section 897 of the Code.

The FIRPTA rules may apply to a sale, exchange or other disposition of our Common Stock if we are, or were within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period, a “U.S. real property holding corporation” (a “USRPHC”), as defined in Section 897 of the Code. In general, we would be a USRPHC if interests in U.S. real estate comprised at least half of the value of our business assets. We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. Even if we become a USRPHC, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if beneficially owned by a Non-U.S. Holder that actually or constructively owned more than 5% of our outstanding Common Stock at sometime within the five-year period preceding the disposition.

If any gain from the sale, exchange or other disposition of our Common Stock (1) is effectively connected with a U.S. trade or business conducted by a Non-U.S. Holder, and (2) if required by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the Non-U.S. Holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject also to a “branch profits tax.” The branch profits tax rate is 30% unless reduced by applicable income tax treaty.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

U.S. Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our Common Stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise.

Informational Reporting and Backup Withholding

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are dividends and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by “backup withholding” rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or failing to report interest or dividends on his returns. The backup withholding tax rate is currently 24%. The backup withholding rules do not apply to payments to corporations, whether domestic or foreign, provided they establish such exemption.

Payments to Non-U.S. Holders of dividends on our Common Stock generally will not be subject to backup withholding, and payments of proceeds made to Non-U.S. Holders by a broker upon a sale of Common Stock will not be subject to information reporting or backup withholding, in each case so long as the Non-U.S. Holder certifies its status as a Non-U.S. Holder (and we or our paying agent do not have actual knowledge or reason to know the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied) or otherwise establishes an exemption. The certification procedures to claim treaty benefits described under “Distributions” will generally satisfy the certification requirements necessary to avoid the backup withholding tax. We must report annually to the IRS any dividends paid to each Non-U.S. Holder and the tax withheld, if any, with respect to these dividends. Copies of these reports may be made available to tax authorities in the country where the Non-U.S. Holder resides. However, under the Treasury regulations, information returns are required to be filed with the IRS in connection with any dividends on our Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the beneficial owner certifies, under penalties of perjury, among other things, its status as a Non-U.S. Holder (and the broker does not have actual knowledge or reason to know the holder is a U.S. person) or otherwise establishes an exemption. The payment of proceeds from the disposition of shares of our Common Stock by a Non-U.S. Holder made to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. Information reporting, but not backup withholding, will apply to a payment of proceeds, even if that payment is made outside of the United States, if you sell our Common Stock through a non-U.S. office of a broker that is:

●	a U.S. person (including a foreign branch or office of such person);

●	a “controlled foreign corporation” for U.S. federal income tax purposes;

●	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

●	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence that the beneficial owner is a Non-U.S. Holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no actual knowledge or reason to know to the contrary).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

A U.S. federal withholding tax of 30% may apply to dividends paid to a foreign financial institution (as specifically defined by the applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). This U.S. federal withholding tax of 30% will also apply to dividends paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity. The 30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States or by providing an IRS Form W-8BEN or similar documentation. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and certifies as such on a Form W-8BEN-E (or any successor of such form). Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders should consult with their own tax advisors regarding the possible implications of the withholding described herein.

While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other legal matters will be passed upon for us by Blank Rome LLP, New York, New York 10020.

EXPERTS

Our condensed consolidated balance sheets as of December 31, 2023, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Rosenberg Rich Baker Berman P.A., an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that have been filed by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) subsequent to (i) the date of the filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and (ii) the date of this prospectus and before the termination or completion of the offering of the securities covered by this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act (File No. 001-35384)):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 28, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31,2024 as filed with the SEC on May 15, 2024;

●	Our Current Reports on Form 8-K, as filed with the SEC on January 5, 2024, January 18, 2024, January 19, 2024, March 11, 2024, March 27, 2024, April 2, 2024 and May 6, 2024;

●	Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on May 7, 2024; and

The description of our Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on May 10, 2021, as updated by Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 28, 2024, together with any subsequent amendment or report filed with the SEC for the purpose of updating this description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Data Storage Corporation, 225 Broadhollow Road, Suite 307, Melville, New York 11747, Attention: Investor Relations, telephone: (212) 564-4922. You may also access these documents on our website at www.dtst.com.

Information on our website, any subsection, page, or other subdivision of our website, or any website linked to by content on our website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which it forms a part and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 225 Broadhollow Road, Suite 307, Melville, New York 11747 or contacting us at (212) 564-4922.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.dtst.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus, or the registration statement to which this prospectus forms a part, the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus, or the registration statement.

1,464,610 Shares of Common Stock

PROSPECTUS

June   , 2024

Through and including , 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses incurred in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

Approximate
Amount(1)
SEC Registration Fee	$2,694.78
Nasdaq listing fees	$40,000.00
FINRA filing fee	$4,205.00
Fees of transfer agent and warrant agent	$10,000.00
Accounting fees	$60,000.00
Legal fees and expenses	325,000.00
Miscellaneous	58,100.22
Total	$500,000.00

(1) The amount of fees and expenses listed in this Item 13 were in connection with the Registration Statement on Form S-1 (File No. 333-253056) initially filed by Data Storage Corporation on February 12, 2021, which Registration Statement is being amended by this Post-Effective Amendment No. 1 to Form S-1.

Item 14. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Under our articles of incorporation, as amended, the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by Nevada law. If Nevada law is amended to further eliminate or limit or authorize further corporate action to further eliminate or limit, the liability of officers and directors, the liability of officers and directors shall be eliminated or limited to the fullest extent permitted by Nevada law then in effect.

The Company has entered into indemnification agreements with its officers and directors pursuant to which the Company agrees to indemnify said officer or director, to the fullest extent permitted by Nevada law, against any and all losses resulting from any claims relating to the fact that he or she is or was a director, officer, employee, or agent of the Company. The indemnitee will be fully indemnified for any claims (i) to the extent that he or she was successful on the merits in defense of said claims in a court of law; or (ii) to the extent that he or she is serving as a witness and not as a party, in connection with said claim. If items (i) and (ii) do not apply, the Company will indemnify its directors and officers for any losses resulting from any claims, so long as they have complied with the applicable standard of conduct under Nevada law as determined by (i) a majority vote of disinterested directors; or (ii) the written opinion of independent counsel, as applicable. The indemnification agreement also provides the officer or director with the right to request that we advance their expenses prior to final disposition of the claim so long as they execute an undertaking to repay all advances in the event that a Nevada court ultimately determines that they were not entitled indemnification. The officer or director is required under the indemnification agreement to give us notice in writing of a claim as soon as practicable and we are not responsible to provide indemnification if we were not given a reasonable and timely opportunity to participate in the defense of the claim at our own expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company plans to enter into an underwriting agreement in connection with this offering that provides that the underwriters are obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

In the three (3) years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Company believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) and/or Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. All recipients had adequate access, though their relationships with the Company, to information about the Company.

During the six months ended June 30, 2022, employees exercised 3,334 options, into 3,334 shares of Common Stock. The Company received $6,934 for the exercise of these options.

During the six months ended June 30, 2021, employees exercised 6,592 options via cashless exercise, into 5,060 shares of Common Stock.

On July 21, 2021, the Company issued warrants to purchase an aggregate of 1,031,250 shares of the Common Stock in a private placement transaction (the “Private Placement”), which warrants are immediately exercisable, have an exercise price of $6.15 per share, and will expire on the five-year and six-month anniversary of the issuance date. Maxim Group LLC acted as the sole placement agent (the “Placement Agent”) for the Company in connection with the private placement (together with a registered direct offering priced at-the-market under Nasdaq rules for the sale of 1,375,000 shares of Common Stock) (the “Offering”). Pursuant to that certain Placement Agency Agreement, dated as of July 19, 2021, between the Company and the Placement Agent, the Placement Agent received a cash fee of 6.5% of the gross proceeds of the Offering and the reimbursement for certain out-of-pocket expenses up to $50,000.

Pursuant to Section 4(c) of the Certificate of Designations, Preferences and Rights of the Company’s Series A Preferred Stock, all 1,401,786 outstanding shares of the Company’s Series A Preferred Stock (the “Preferred Shares”) were automatically converted into 43,806 shares of the Company’s common stock in connection with, and as a result of, the merger of the Company with Data Storage FL, LLC.

Item 16. Exhibits and Financial Statement Schedules

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, as amended, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-148167) filed on December 19, 2007).

3.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K (File No. 333-148167) filed on October 24, 2008).

3.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 on Form 8-K (File No. 333-148167) filed on January 9, 2009).

3.4	Bylaws (incorporated by reference to Exhibit 3.2 to the to the Registrant’s Registration Statement on Form SB-2 (File No. 333-148167) filed on December 19, 2007).

3.5	Amended Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K (File No. 333-148167) filed on October 24, 2008).

3.6	Form of Certificate of Amendment to the Articles of Incorporation (incorporated by reference to Appendix A to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

3.7	Form of Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 7, 2008 (incorporated by reference to Appendix C to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

3.8	Form of Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 7, 2008 (incorporated by reference to Appendix C to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

3.9	Form of Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 16, 2008 (incorporated by reference to Appendix D to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

3.10	Form of Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated October 16, 2008 (incorporated by reference to Appendix D to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

3.11	Form of Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated January 6, 2009 (incorporated by reference to Appendix E to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

3.12	Form of Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated January 6, 2009 (incorporated by reference to Appendix E to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

3.13	Form of Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated June 24, 2009 (incorporated by reference to Appendix F to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

3.14	Form of Certificate of Validation and Ratification of the Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation dated June 24, 2009 (incorporated by reference to Appendix F to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

3.15	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Data Storage Corporation (incorporated by reference to Appendix F to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

3.16	Amendment to Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K (File No. 001-35384) filed on May 6, 2024).

4.1	Share Exchange Agreement, dated October 20, 2008, by and among Euro Trend Inc., Data Storage Corporation and the shareholders of Data Storage Corporation named on the signature page thereto (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 333-148167) filed on October 24, 2008).

4.2	Share Exchange Agreement, dated October 20, 2008, by and among, Euro Trend Inc., Data Storage Corporation and the shareholders of Data Storage Corporation named on the signature page thereto (incorporated by reference to Exhibit 10.1 to Form 8-K/A (File No. 333-148167) filed on June 29, 2009).

4.3	Data Storage Corporation 2010 Incentive Award Plan (incorporated by reference to Exhibit 10.1 on Form S-8/A (File No. 333-169042) filed on October 25, 2010).

4.4	Amended and Restated Data Storage Corporation 2010 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 001-35384) filed on April 26, 2012).

4.5	Data Storage Corporation 2021 Stock Incentive Plan (incorporated by reference to Appendix B to the Information Statement on Schedule 14C (File No. 001-35384) filed with the Securities and Exchange Commission on March 8, 2021).

4.6	Representative’s Warrant dated May 18, 2021 (incorporated by reference to Exhibit 4.1 to Form 8-K (File No. 001-35384) filed on May 18, 2021).

4.7	Form of Common Stock Warrant (incorporated by reference to Exhibit 4.2 to Form 8-K (File No. 001-35384) filed on May 18, 2021).

4.8	Warrant Agency Agreement, dated May 18, 2021, by and between the Company and VStock Transfer LLC (incorporated by reference to Exhibit 4.3 to Form 8-K (File No. 001-35384) filed on May 18, 2021).

4.9	Form of Warrant (incorporated by reference to Exhibit 4.1 to Form 8-K (File No. 001-35384) filed on July 20, 2021).

4.10	Description of Securities (incorporated by reference to Exhibit 4.10 to Annual Report on Form 10-K (File No. 001-35384) filed on March 31, 2023).

5.1(a)	Opinion of Parsons Behle & Latimer (incorporated by reference to Exhibit 5.1(a) to Registration Statement on Form S-1/A (File No. 333-253056) filed on April 26, 2021)

5.1(b)	Opinion of Costaldo Law Group P.C. (incorporated by reference to Exhibit 5.1(b) to Registration Statement on Form S-1/A (File No. 333-253056) filed on April 26, 2021)

10.1	Asset Purchase Agreement by and between ABC Services Inc., and Data Storage Corporation as of October 25, 2016 (incorporated by reference to Exhibit 10.1 to Form 8K (File No. 001-35384) filed on October 31, 2016).

10.2	Asset Purchase Agreement by and between ABC Services II Inc., and Data Storage Corporation as of October 25, 2016 (incorporated by reference to Exhibit 10.2 to Form 8K (File No. 001-35384) filed on October 31, 2016).

10.3	Form of Stockholders Agreement by and between Data Storage Corporation, Nexxis Inc., and John Camello dated November 13, 2017 (incorporated by reference to Exhibit 10.23 to Form 10Q (File No. 001-35384) filed November 19, 2018).

10.4	Form of Employment Agreement between Data Storage Corporation, Nexxis Inc., and John Camello dated November 13, 2017 (incorporated by reference to Exhibit 10.23 to Form 10-Q (File No. 001-35384) filed November 19, 2018).

10.5	Buyout Lease Agreement between Data Storage Corporation and Systems Trading, Inc. dated March 15, 2018 (incorporated by reference to Exhibit 10.6 to Form 10-K (File No. 001-35384) filed March 31, 2021).

10.6	FMV Lease Agreement between Data Storage Corporation and Systems Trading, Inc. dated September 14, 2018 (incorporated by reference to Exhibit 10.7 to Form 10-K (File No. 001-35384) filed March 31, 2021).

10.7	Buyout Lease Agreement DSC003 between Data Storage Corporation and Systems Trading, Inc. dated December 18, 2018 (incorporated by reference to Exhibit 10.8 to Form 10-K (File No. 001-35384) filed March 31, 2021).

10.8	Buyout Lease Agreement DSC004 between Data Storage Corporation and Systems Trading, Inc. dated December 18, 2018 (incorporated by reference to Exhibit 10.9 to Form 10-K (File No. 001-35384) filed March 31, 2021).

10.9	Addendum 1 to Lease DSC003 between Data Storage Corporation and Systems Trading, Inc. dated March 20, 2019 (incorporated by reference to Exhibit 10.10 to Form 10-K (File No. 001-35384) filed March 31, 2021).

10.10	Addendum 1 to Lease DSC004 between Data Storage Corporation and Systems Trading, Inc. dated March 20, 2019 (incorporated by reference to Exhibit 10.11 to Form 10-K (File No. 001-35384) filed March 31, 2021).

10.11	Buyout Lease Agreement DSC006 between Data Storage Corporation and Systems Trading, Inc. dated November 12, 2019 (incorporated by reference to Exhibit 10.12 to Form 10-K (File No. 001-35384) filed March 31, 2021).

10.12	Agreement and Plan of Merger by and between Data Storage Corporation and Flagship Solutions, LLC dated February 4, 2021 (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 001-35384) filed on February 10, 2021).

10.13	Amendment, dated February 12, 2021, to the Agreement and Plan of Merger by and between Data Storage Corporation, Data Storage FL, LLC, Flagship Solutions, LLC, and the owners of Equity Interests (as defined therein) dated February 4, 2021 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-35384) filed on February 16, 2021).

10.14	Buyout Lease Agreement DSC007 between Data Storage Corporation and Systems Trading, Inc. dated March 4, 2021 (incorporated by reference to Exhibit 10.15 to Form 10-K (File No. 001-35384) filed March 31, 2021).

10.15	Employment Agreement with Mark Wyllie (incorporated by reference to Exhibit 10.2 to Form 8-K (File No. 001-35384) filed on June 3, 2021).

10.16	Form of Securities Purchase Agreement dated July 19, 2021 between Data Storage Corporation and certain purchasers (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 001-35384) filed on July 20, 2021).

10.17#	Form of Employment Agreement between Data Storage Corporation and Charles M. Piluso dated March 28, 2023 (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 001-35384) filed March 31, 2023).

10.18#	Form of Employment Agreement between Data Storage Corporation and Chris H. Panagiotakos dated March 28, 2023 (incorporated by reference to Exhibit 10.2 to Form 8-K (File No. 001-35384) filed March 31, 2023).

10.19	Sublease between Sentinel Benefits Group, LLC and Sentinel Benefits Group, Inc. and Data Storage Corporation, dated as of January 17, 2024 (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 001-35384) filed March 27, 2024)

10.20#	Employment Agreement Amendment between Data Storage Corporation and Charles M. Piluso (incorporated by reference to Exhibit 10.20 to Annual Report on Form 10-K (File No. 001-35384) filed on April 1, 2024).

10.21#	Employment Agreement Amendment between Data Storage Corporation and Chris H. Panagiotakos (incorporated by reference to Exhibit 10.21 to Annual Report on Form 10-K (File No. 001-35384) filed on April 1, 2024).

19.1	Insider Trading Policy (incorporated by reference to Exhibit 19.1 to Annual Report on Form 10-K (File No. 001-35384) filed on April 1, 2024).

21.1	List of Subsidiaries of Data Storage Corporation (incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K (File No. 001-35384) filed on April 1, 2024).

23.1*	Consent of Rosenberg Rich Baker Berman P.A., Independent Registered Accounting Firm

23.2	Consent of Parsons Behle & Latimer(included in Exhibit 5.1(a))

23.3	Consent of Costaldo Law Group P.C. (included in Exhibit 5.1(b))

24.1*	Power of Attorney – Signature Page (included in signature page)

107**	Calculation of Registration Fee table

*	Filed herewith
**	Previously filed
#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melville, State of New York, on June 11, 2024.

DATA STORAGE CORPORATION

/s/ Charles M. Piluso
Charles M. Piluso
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles M. Piluso, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles M. Piluso	Chief Executive Officer and Director	June 11, 2024
Charles M. Piluso	(Principal Executive Officer)

/s/ Chris Panagiotakos	Chief Financial Officer and Principal Financial Officer	June 11, 2024
Chris Panagiotakos	(Principal Financial Officer and Principal Accounting Officer)

/s/ Harold Schwartz	Director	June 11, 2024
Harold Schwartz

/s/ Thomas Kempster	Director	June 11, 2024
Thomas Kempster

/s/ John Argen	Director	June 11, 2024
John Argen

/s/ Lawrence Maglione, Jr.	Director	June 11, 2024
Lawrence Maglione, Jr.

/s/ Matthew Grover	Director	June 11, 2024
Matthew Grover

/s/ Todd Correll	Director	June 11, 2024
Todd Correll

/s/ Clifford Stein	Director	June 11, 2024
Clifford Stein

/s/ Nancy M. Stallone	Director	June 11, 2024
Nancy M. Stallone

/s/ Uwayne A. Mitchell	Director	June 11, 2024
Uwayne A. Mitchell